UNITED STATES DISTRICT COURT
                 SOUTHERN DISTRICT OF NEW YORK
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                                   :
  ALPHA CAPITAL AKTIENGESELLSCHAFT,:
                                    :
  Plaintiff,                        : 02 Civ. 10335
                                    :
      -against-                     :
                                    :
  CYBERTEL COMMUNICATIONS CORP.,    :
                                    :
      Defendant.                    :
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   ORDER GRANTING APPROVAL OF SETTLEMENT AGREEMENT


     This matter having come on a hearing on the 15th day of May, 2003, to approve the Settlement Agreement and Release entered into as of January 28, 2003 (the "Settlement Agreement") between Plaintiff Alpha Capital Aktiengesellschaft ("Alpha Capital") and Defendant Cybertel Communications Corp. ("Cybertel" and, collectively with Alpha Capital, the "Parties"), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and being otherwise fully advised in the premises, the Court hereby finds as follows:

     1. The Court has been advised that the parties intended that the sale of the Settlement Shares (as defined by the Settlement Agreement, and hereinafter, the "Settlement Shares") to, and the resale of the Settlement Shares by, Alpha Capital within the United States of America, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the "Securities Act") in reliance upon Section 3(a)(10) of the Securities Act based upon this Court's finding herein that the terms and conditions of the issuance of the Settlement Shares by Cybertel to Alpha Capital are fair to Alpha Capital;

     2. The hearing having been scheduled upon the consent of Alpha Capital and Cybertel. Alpha Capital has had adequate notice of the hearing and Alpha Capital is the only party to whom Settlement Shares will be issued pursuant to the Settlement Agreement;

     3. The terms and conditions of the issuance of the Settlement Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Alpha Capital, the only party to whom the Settlement Shares will be issued;

     4. The fairness hearing was open to Alpha Capital. Alpha Capital was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this order.

     It is therefore ORDERED AND ADJUDGED that the Settlement Agreement is hereby approved as fair to the party to whom the Settlement shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act and that the sale of the Settlement Shares to, and the resale of the Settlement Shares in the United States of America by, Alpha Capital, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act.

     SO ORDERED, this 15th day of May, 2003.


     /s/ Deborah A. Batts
     The Honorable